UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Insteel Industries, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”) on February 7, 2017. Set forth below is a brief description of each item submitted to a vote of the shareholders at the Annual Meeting and the final voting results for each item. A more complete description of each item is set forth in the Company’s proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on January 3, 2017.

Item Number One – Election of Directors

Each of the two nominees named in the proxy statement for the Annual Meeting were elected by the shareholders to the Board based on the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

W. Allen Rogers, II	15,498,133	1,125,237	1,195,448

Jon M. Ruth	16,443,634	179,737	1,195,448

Mr. Rogers was elected for a three year term ending at the 2020 Annual Meeting. Mr. Ruth was elected to fill the remaining balance of the term of Louis E. Hannen, who previously resigned.

Item Number Two – Advisory Vote on the Compensation of the Company’s Executive Officers

The compensation of the Company’s executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

16,134,776	292,181	196,363	1,195,448

Item Number Three – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.

The Shareholders of the Company supported the Board’s recommendation to continue to hold advisory votes on executive compensation each year, based on the following vote:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

13,541,802	1,255,127	1,729,834	96,607	1,195,448

The Board has determined to continue to hold advisory votes on executive compensation each year until the next advisory vote on the frequency of advisory votes on executive compensation, which will occur no later than the Company’s 2023 Annual Meeting of Shareholders.

Item Number Four – Ratification of the Appointment of Grant Thornton LLP

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2017 was ratified by the shareholders based on the following vote:

Votes For	Votes Against	Abstentions

17,675,820	134,295	8,402

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: February 8, 2017	By:	/s/ James F. Petelle
James F. Petelle
Vice President and Secretary